MGT Capital Investments Receives NYSE Amex Listing Deficiency Notification

London, UK, June 14, 2011 – MGT Capital Investments, Inc. (NYSE Amex: MGT), today announced that on June 8, 2011 it received notice from the NYSE Amex (the “Exchange”) notifying the Company it is not in compliance with following Exchange continued listing standards: Section 1003(a)(i) of the Company Guide, resulting from stockholders’ equity on March 31, 2011 of less than $2,000,000 and losses from continuing operations and/or net losses in two of its three most recent fiscal years; Section 1003(a)(ii) of the Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years; and Section 1003(a)(iii) with stockholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

As allowed by Exchange rules, the Company intends to submit a plan of compliance by July 8, 2011 demonstrating its ability to regain compliance with the listing standards within an 18 month remediation period. If the plan is accepted, and periodic reviews by the Exchange confirm progress consistent with the plan, the Company will continue its listing during the 18-month plan period. Otherwise, the Company will be subject to delisting procedures as set forth in the Exchange Company Guide. The Company would have the right to appeal any such determination. However, there is no assurance of success throughout this process.

The Company's stock trading symbol will remain MGT, but will include a ".BC" appendage to denote its noncompliance. The trading symbol will bear this additional indicator until the Company regains its compliance with the NYSE Amex continued listing requirements.

About MGT Capital Investments

MGT Capital Investments is a holding company with operations in medical imaging. Its majority-owned subsidiary Medicsight recently received FDA approval of its ColonCAD software to detect polyps for use during CT colonography procedures. Additional information regarding MGT Capital Investments is available at: http://www.mgtci.com

Safe Harbor Statements

Statements contained in this press release not relating to historical facts are forward-looking statements intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. The information contained in the forward-looking statements is inherently uncertain, and MGT Capital Investments' actual results may differ materially due to a number of factors, many of which are beyond MGT Capital Investments’ ability to predict or control, including among others, commercial success or acceptance by the medical community, competitive responses, the Company's ability to raise additional capital and to continue as a going concern, its ability to present and execute upon a viable plan of compliance with the NYSE Amex continued listing requirements, viability and effectiveness of the Company's sales approach and overall marketing strategies, and the ability of MGT Capital Investments' subsidiary to execute on its strategy to market the ColonCAD System as contemplated. There is no assurance that the Exchange staff will accept the Company’s plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe, in either of which cases, the Company’s securities could be delisted from the Exchange. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by MGT Capital Investments, Inc. MGT Capital Investments operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, MGT Capital Investments undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

For further information:
MGT Capital Investments
Robert Ladd
Interim CEO
Tel: 212‐ 652‐ 3214
rladd@mgtci.com
www.mgtci.com